UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2004

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 20, 2004, Netopia, Inc. (the “Company”) reorganized its sales organization. Dano R. Ybarra was appointed Senior Vice President, Sales and Marketing, effective immediately. Most recently, Mr. Ybarra had been serving as the Company’s Vice President, Corporate Marketing. Mr. Ybarra previously served in senior sales and marketing positions at companies including Efficient Networks, Inc. (now Siemens Subscriber Networks) and Adobe Systems. As a result of the ongoing independent review by the Company’s audit committee previously announced, the executive formerly responsible for sales and two other sales employees responsible for sales of the Company’s Web platform software products and services are no longer employed by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: September 21, 2004	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)